Exhibit 99.3
Riley Exploration Permian, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 3, 2023 (the “Closing Date”), Riley Exploration - Permian, LLC (“REP LLC”), a wholly-owned subsidiary of Riley Exploration Permian, Inc. (“REPX,” together with REP LLC, the “Company”), completed its acquisition of oil and natural gas assets (the “New Mexico Acquisition”) from Pecos Oil & Gas, LLC (“Pecos”), a Delaware limited liability company and an affiliate of Cibolo Energy Partners LLC. The acquired assets are located in Eddy County, New Mexico and primarily target the Yeso trend.

On April 3, 2023, concurrent with the closing of the New Mexico Acquisition, the Company issued $200 million aggregate principal amount of 10.5% senior unsecured notes due 2028 (the “Senior Notes”). The Senior Notes were issued at a 6% discount. The net proceeds from the Senior Notes were used to fund a portion of the purchase price and related fees and expenses for the New Mexico Acquisition.

Also on April 3, 2023, and concurrent with the closing of the New Mexico Acquisition, the Company entered into the fourteenth amendment to its revolving credit facility (the “Credit Facility Amendment”) to, among other things, (i) permit the New Mexico Acquisition, (ii) increase the maximum facility amount to $1.0 billion, and (iii) increase the borrowing base to $325 million from $225 million. The Company used borrowings from its revolving credit facility to fund the remainder of the purchase price and related fees and expenses for the New Mexico Acquisition.

The following unaudited pro forma condensed combined financial statements have been prepared from the respective historical financial statements of the Company and Pecos and have been adjusted to give effect to i) the closing of the New Mexico Acquisition, ii) the issuance of the Senior Notes, and iii) the Credit Facility Amendment (collectively, referred to as the “April Transactions”). The unaudited pro forma condensed combined balance sheet gives effect to the April Transactions as if they had been completed on March 31, 2023. The unaudited pro forma condensed combined statements of operations give effect to the April Transactions as if they had been completed on January 1, 2022. The pro forma financial statements contain certain reclassification adjustments to conform the historical Pecos financial statement presentation to the Company’s financial statement presentation.

These summary unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the April Transactions occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected due to various factors.

The following unaudited pro forma condensed combined financial information gives effect to the New Mexico Acquisition, which will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification 805 - Business Combinations (“ASC 805”), with the Company identified as the acquirer. The acquisition method of accounting requires fair values be estimated and determined for the consideration, as well as the assets acquired and liabilities assumed by the Company upon completing the New Mexico Acquisition.

The Company used currently available information to determine preliminary fair value estimates for the consideration and its allocation to the Pecos assets acquired and liabilities assumed. The estimates of fair value of Pecos’s assets and liabilities are based on review of Pecos’s internally generated financial

Exhibit 99.3
statements, preliminary valuation studies, and other due diligence procedures. Assumptions and estimates underlying the pro forma adjustments are described in the notes accompanying the unaudited pro forma condensed combined financial statements.

As a result of the foregoing, the transaction adjustments with respect to the New Mexico Acquisition are preliminary. The final determination of fair market value will be based on the identifiable assets acquired and liabilities assumed from Pecos as of the Closing Date. The final purchase price allocation for the New Mexico Acquisition will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the Closing Date of the New Mexico Acquisition. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and, if applicable, the pro forma statements of operations.

The unaudited pro forma condensed combined financial information does not reflect the benefits of any potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the New Mexico Acquisition and, accordingly, does not attempt to predict or suggest future results. Additionally, the Company has incurred, or will incur, certain non-recurring charges in connection with the acquisition, the substantial majority of which consist of fees paid to financial, legal and accounting advisors. Any such charges could affect the future results of the combined company in the period in which such charges are incurred.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•The audited financial statements and accompanying notes of the Company contained in REPX’s Annual Report on Form 10-K for the year ended December 31, 2022;

•The unaudited condensed financial statements and accompanying notes contained in REPX’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;

•The audited financial statements and related notes of Pecos for the year ended December 31, 2022, which are included elsewhere in this filing; and

•The unaudited financial statements and related notes of Pecos for the three-month period ended March 31, 2023, which are included elsewhere in this filing.

Exhibit 99.3

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2023
	Historical		Transaction Accounting Adjustments
	REPX	Pecos	NM Acquisition		Financing		REPX Pro Forma Combined
	(In thousands, except share amounts)
Assets
Current Assets:
Cash and cash equivalents	$2,275	$25,446	$(25,446)	(a)	$307,804	(b)	$17,981
			(292,098)	(c)
Accounts receivable	24,640	14,743	(13,345)	(d)	—		26,038
Prepaid expenses and other current assets	2,242	1,882	(1,882)	(a)	(729)	(e)	1,513
Inventory	7,892	2,980	—		—		10,872
Current derivative assets	1,637	—	—		—		1,637
Total current assets	38,686	45,051	(332,771)		307,075		58,041
Oil and natural gas properties, net (successful efforts)	472,722	—	165,468	(f)	—		802,945
			164,755	(g)
Proved properties	—	197,746	(197,746)	(f)	—		—
Unproved properties	—	12,747	(12,747)	(f)	—		—
Accumulated depreciation, depletion and amortization	—	(45,025)	45,025	(f)	—		—
Total oil and natural gas properties, net	—	165,468	(165,468)	(f)	—		—
Other property and equipment, net	20,012	—	—		—		20,012
Goodwill	—	—	9,806	(h)	—		9,806
Non-current derivative assets	939	—	—		—		939
Funds held in escrow	33,000	—	(33,000)	(i)	—		—
Other non-current assets, net	9,784	—	—		1,547	(j)	11,331
Total Assets	$575,143	$210,519	$(191,210)		$308,622		$903,074

Exhibit 99.3

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET, Continued
As of March 31, 2023
	Historical		Transaction Accounting Adjustments
	REPX	Pecos	NM Acquisition		Financing		REPX Pro Forma Combined
	(In thousands, except share amounts)
Liabilities and Shareholders' / Member's Equity
Current Liabilities:
Accounts payable	$17,002	$5,925	$(5,925)	(a)	$—		$17,002
Accounts payable - related parties	348	—	—		—		348
Accrued liabilities	21,518	1,647	(1,647)	(a)	25	(j)	22,624
			1,021	(k)	60	(l)
Revenue payable	19,361	9,601	(8,215)	(m)	—		20,747
Earnout liability	—	15,637	(15,637)	(a)	—		—
Asset retirement obligations	—	2,615	(2,615)	(f)	—		—
Current derivative liabilities	8,019	—	—		—		8,019
Other current liabilities	5,382	—	2,615	(f)	—		8,470
			753	(n)
			652	(o)	(932)	(o)
Total Current Liabilities	71,630	35,425	(28,998)		(847)		77,210
Non-current derivative liabilities	178	—	—		—		178
Asset retirement obligations	2,860	8,149	6,406	(n)	—		17,415
Revolving credit facility	89,000	—	—		128,000	(p)	217,000
Senior Notes, net	—	—	—		183,307	(e) (q)	183,307
Related party note payable	—	102,371	(102,371)	(a)	—		—
Deferred tax liabilities	51,039	—	1,735	(o)	(238)	(o)	52,536
Other non-current liabilities	964	—	—		—		964
Total Liabilities	215,671	145,945	(123,228)		310,222		548,610
Member's Equity	—	64,574	(64,574)	(a)	—		—
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—	—		—		—
Common stock, $0.001 par value, 240,000,000 shares authorized; 20,169,434 issued and outstanding at March 31, 2023	20	—	—		—		20
Additional paid-in capital	275,669	—	—		—		275,669
Retained earnings	83,783	—	(1,021)	(k)	(2,770)	(r)	78,775
			(2,387)	(o)	1,170	(o)
Total Shareholders' Equity	359,472	—	(3,408)		(1,600)		354,464
Total Liabilities and Shareholders' / Member's Equity	$575,143	$210,519	$(191,210)		$308,622		$903,074

Exhibit 99.3

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Three Months Ended March 31, 2023

	Historical		Transaction Accounting Adjustments				REPX Pro Forma Combined
	REPX	Pecos	NM Acquisition		Financing
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$66,412	$30,595	$—		$—		$97,007
Contract services - related parties	600	—	—		—		600
Total Revenues	67,012	30,595	—		—		97,607
Costs and Expenses:
Lease operating expenses	8,875	4,877	—		—		13,752
Production and ad valorem taxes	4,110	2,520	—		—		6,630
Exploration costs	332	—	—		—		332
Depletion, depreciation, amortization and accretion	9,083	7,995	378	(a)	—		20,564
			3,108	(b)
General and administrative:					—
Administrative costs	5,467	1,241	(340)	(c)	—		6,368
Share-based compensation expense	1,114	—	—		—		1,114
Cost of contract services - related parties	110	—	—		—		110
Transaction costs	1,887	—	—		—		1,887
Total Costs and Expenses	30,978	16,633	3,146		—		50,757
Income From Operations	36,034	13,962	(3,146)		—		46,850
Other Income (Expense):
Interest expense, net	(1,016)	—	—		(8,287)	(f)	(9,303)
Related party interest expense	—	(3,957)	3,957	(e)	—		—
Gain on derivatives	5,755	1,226	(1,226)	(e)	—		5,755
Loss from equity method investment	(232)	—	—		—		(232)
Loss on earnout liability	—	(386)	386	(e)	—		—
Loss on settlement of asset retirement obligations	—	(378)	378	(a)	—		—
Total Other Income (Expense)	4,507	(3,495)	3,495		(8,287)		(3,780)
Net Income From Operations Before Income Taxes	40,541	10,467	349		(8,287)		43,070
Income tax expense	(8,690)	—	(2,488)	(h)	1,906	(h)	(9,272)
Net Income	$31,851	$10,467	$(2,139)		$(6,381)		$33,798

Net Income per Share:
Basic	$1.62						$1.72
Diluted	$1.60						$1.70
Weighted Average Common Shares Outstanding:
Basic	19,649						19,649
Diluted	19,910						19,910

Exhibit 99.3

RILEY EXPLORATION PERMIAN, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2022

	Historical		Transaction Accounting Adjustments				REPX Pro Forma Combined
	REPX	Pecos	NM Acquisition		Financing
	(In thousands, except per share amounts)
Revenues:
Oil and natural gas sales, net	$319,343	$113,414	$—		$—		$432,757
Contract services - related parties	2,400	—	—		—		2,400
Total Revenues	321,743	113,414	—		—		435,157
Costs and Expenses:
Lease operating expenses	32,458	17,915	—		—		50,373
Production and ad valorem taxes	19,273	9,465	—		—		28,738
Exploration costs	2,032	—	—		—		2,032
Depletion, depreciation, amortization and accretion	32,113	23,470	(226)	(a)	—		61,723
			6,366	(b)
Impairment of oil and natural gas properties	7,325	—	—		—		7,325
General and administrative:
Administrative costs	18,496	5,189	(1,379)	(c)	—		22,306
Share-based compensation expense	3,439	—	—		—		3,439
Cost of contract services - related parties	450	—	—		—		450
Transaction costs	2,638	—	3,791	(d)	—		6,429
Total Costs and Expenses	118,224	56,039	8,552		—		182,815
Income From Operations	203,519	57,375	(8,552)		—		252,342
Other Income (Expense):
Interest expense, net	(1,090)	—	—		(31,183)	(g)	(32,273)
Related party interest expense	—	(15,387)	15,387	(e)			—
Loss on derivatives	(51,574)	(13,117)	13,117	(e)	—		(51,574)
Loss on earnout liability	—	(3,804)	3,804	(e)	—		—
Gain on settlement of asset retirement obligations	—	226	(226)	(a)	—		—
Total Other Income (Expense)	(52,664)	(32,082)	32,082		(31,183)		(83,847)
Net Income From Operations Before Income Taxes	150,855	25,293	23,530		(31,183)		168,495
Income tax expense	(32,844)	—	(11,229)	(h)	7,172	(h)	(36,901)
Net Income	$118,011	$25,293	$12,301		$(24,011)		$131,594

Net Income per Share:
Basic	$6.04						$6.73
Diluted	$5.99						$6.68
Weighted Average Common Shares Outstanding:
Basic	19,553						19,553
Diluted	19,686						19,686

Exhibit 99.3
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The Company’s historical financial information has been derived from its audited financial statements contained in REPX’s Annual Report on Form 10-K for the year ended December 31, 2022 and its unaudited condensed financial statements contained in REPX’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023. The Pecos’s historical financial information has been derived from the audited financial statements of Pecos as of and for the year ended December 31, 2022 and the unaudited financial statements of Pecos as of and for the three months ended March 31, 2023. Certain of Pecos’s historical amounts have been reclassified to conform to the Company’s financial statement presentation, as discussed further in Note 3. The pro forma financial statements should be read in conjunction with the Company’s and Pecos’s historical financial statements and the notes thereto. The pro forma balance sheet gives effect to the April Transactions as if they had been completed on March 31, 2023. The pro forma statements of operations give effect to the April Transactions as if they had been completed on January 1, 2022.

In the opinion of the Company’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X, the pro forma financial statements. The pro forma financial statements do not purport to be indicative of what the combined company’s financial position or results of operations would have been if the April Transactions had occurred on the dates indicated, nor are they indicative of the Company’s future financial position or results of operations.

Note 2. Preliminary Acquisition Accounting

The Company has determined it is the accounting acquirer in the New Mexico Acquisition, which will be accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805. The allocation of the preliminary estimated purchase price with respect to the New Mexico Acquisition is based upon management’s estimates of, and assumptions related to, the fair values of assets to be acquired and liabilities to be assumed as of the Closing Date of the New Mexico Acquisition.

Due to the fact that the pro forma financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included herein. The final purchase price allocation for the New Mexico Acquisition will be performed subsequent to closing and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the Closing Date.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of Pecos’s assets acquired and liabilities assumed as of the Closing Date, which could result from the Company’s additional valuation analysis, reserve estimates, discount rates and other factors.

The following table presents the preliminary estimate of consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed (in thousands):

Exhibit 99.3

Preliminary Purchase Price Allocation
Total cash consideration	$325,098

Fair value of assets acquired:
Accounts receivable	$1,398
Inventory	2,980
Oil and natural gas properties	330,223
Goodwill	9,806
Amount attributable to assets acquired	$344,407

Fair value of liabilities assumed:
Revenue payable	1,386
Asset retirement obligations	17,923
Amount attributable to liabilities assumed	$19,309
Net assets acquired	$325,098

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and natural gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation. Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.

Note 3. Transaction Accounting Adjustments

The pro forma financial statements reflect adjustments, which are further described below:

Pro Forma Balance Sheet as of March 31, 2023
(a) Adjustments to remove assets not acquired and liabilities not assumed as part of the New Mexico Acquisition and to eliminate the historical member’s equity of Pecos.
(b) Reflects cash inflows of $188 million net of a 6% discount, or $12 million, from the issuance of $200 million of Senior Notes, borrowings of $128 million under the Company’s revolving credit facility reduced by financing and transaction costs of $8.2 million.
(c) Reflects cash consideration, including certain estimated post-closing adjustments, for the New Mexico Acquisition. The $292.2 million reflects the total cash consideration of $325.2 million less the $33 million cash deposit previously paid and included in Funds held in escrow, as discussed in (i) below.
(d) Adjustment to eliminate the portion of historical Pecos accounts receivable not acquired by the Company. The Company only acquired the accounts receivable related to oil in tanks as of the Closing Date.
(e) Reflects the reclass of certain financing costs related to the Senior Notes that were included as prepaid costs in the Company’s historical financials to deferred financing costs.

Exhibit 99.3
(f) Reflects reclassifications to the Pecos historical financials to conform to the Company’s financial statement presentation.
(g) Reflects the adjustment to the preliminary fair value of oil and natural gas properties acquired in the New Mexico Acquisition, which was calculated using a discounted cash flow technique of valuation, reclassifications to conform to the Company’s financial statement presentation, and elimination of accumulated depletion. Inputs to the valuation of oil and natural gas properties include estimates of (i) reserves, (ii) future operation and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated cash flows and (vi) a market-based weighted average cost of capital rate. These estimates require significant judgement and may vary due to many factors, such as, but not limited to, the inputs to the fair value measure described above.
(h) Reflects goodwill resulting from the New Mexico Acquisition.
(i) Adjustment to reflect the application of the $33 million cash deposit in Funds held in escrow to the purchase price for the New Mexico Acquisition.
(j) Reflects the deferred financing costs associated with the Credit Facility Amendment executed in conjunction with the New Mexico Acquisition, including $25 thousand of an adjustment to Accrued liabilities as costs were incurred subsequent to March 31, 2023.
(k) Reflects the accrual of transaction costs related to the New Mexico Acquisition incurred subsequent to March 31, 2023.
(l) Adjustment to accrue additional financing costs related to the Senior Notes that were incurred subsequent to March 31, 2023.
(m) Adjustment to eliminate the portion of historical Pecos revenue payable not assumed by the Company. The Company only assumed revenue payable associated with certain suspense accounts.
(n) Represents adjustments to record asset retirement obligations assumed in the New Mexico Acquisition at fair value.
(o) Adjustment to reflect deferred income taxes associated with the New Mexico Acquisition. As the tax rates used for this unaudited pro forma condensed combined balance sheet are an estimate, the blended rate may vary from the actual effective rate in periods subsequent to completion of the New Mexico Acquisition.
(p) Reflects the borrowings under the Company’s revolving credit facility to fund a portion of the cash consideration for the New Mexico Acquisition.
(q) Reflects the issuance of debt in conjunction with the New Mexico Acquisition:
•$200 million of Senior Notes issued, net of a 6%, or $12 million discount; and
•$4.7 million of debt issuance costs associated with the Senior Notes, including costs reclassed from prepaid costs as discussed in (e) above.
(r) Reflects adjustment for the transaction costs paid directly from borrowings and included in the transaction costs discussed above in (b).

Exhibit 99.3
Pro Forma Statements of Operations for the quarter ended March 31, 2023 and year ended December 31, 2022
(a) Adjustment to reclass Gain (loss) on settlement of asset retirement obligation to Depreciation, depletion, amortization and accretion expense
(b) Adjustment for depletion expense calculated with respect to the allocated fair values attributable to proved oil and natural gas properties from the New Mexico Acquisition in accordance with the successful efforts method of accounting. The pro forma depletion rates for the three months ended March 31, 2023 and year ended December 31, 2022 were estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves at March 31, 2023 and December 31, 2022. The pro forma depletion rates were applied to the combined production volumes for the Company and Pecos for the respective periods.
(c) Adjustment to eliminate the historical expense related to Pecos’s unit-based compensation as these awards were not assumed by the Company.
(d) Adjustments to reflect $2.8 million of transaction costs paid directly from borrowings at the Closing Date and to accrue $1.0 million for transaction costs incurred subsequent to March 31, 2023.
(e) Adjustment to eliminate the historical contingent consideration related to Pecos’s earn-out liability, interest expense associated with Pecos’s related party note payable and gain on derivatives. These liabilities were not assumed by the Company in the New Mexico Acquisition.
(f) Adjustment to reflect:
•The estimated interest expense of $2.4 million and $4.7 million, respectively, related to the Company’s revolving credit facility and Senior Notes for the financing related to the New Mexico Acquisition. The interest rate used to estimate the interest expense adjustment on the revolving credit facility was based on LIBOR or SOFR plus a spread, as defined within the credit agreement. which is variable depending upon the percent utilization of the borrowing base in effect. The spread in effect during that time ranged from 2.75% to 3.00% and was adjusted up to 3.25% for the increase in the borrowing base and amount outstanding related to the New Mexico Acquisition;
•The estimated amortization of deferred financing costs of $0.1 million and $0.3 million, respectively, related to the Company’s revolving credit facility and Senior Notes for the incremental financing related to the New Mexico Acquisition. Deferred financing costs are amortized straight-line over the length of the instrument; and
•The amortization of the discount on the Senior Notes of $0.8 million.
(g) Adjustment to reflect:
•The estimated interest expense of $6.1 million and $20.0 million, respectively, related to the Company’s revolving credit facility and Senior Notes for the financing related to the New Mexico Acquisition. The interest rate used to estimate the interest expense adjustment on the revolving credit facility was based on LIBOR or SOFR plus a spread, as defined within the credit agreement, which is variable depending upon the percent utilization of the borrowing base in effect. The spread in effect during that time ranged from 2.75% to 3.00% and was adjusted up to 3.25% for the increase in the borrowing base and amount outstanding related to the New Mexico Acquisition;
•The estimated amortization of deferred financing costs of $0.5 million and $1.3 million, respectively, related to the Company’s revolving credit facility and Senior Notes for the incremental financing related to the New Mexico Acquisition. Deferred financing costs are amortized straight-line over the length of the instrument; and

Exhibit 99.3
•The amortization of the discount on the Senior Notes of $3.3 million.
(h) Adjustment to reflect the income tax effects of the transaction pro forma adjustments presented using the statutory tax rate in effect during the period. Because the tax rates used for these unaudited pro forma condensed combined statements of operations are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the New Mexico Acquisition.

Note 4. Supplemental Pro Forma Oil and Natural Gas Reserves Information

The following tables present estimated pro forma combined oil and natural gas reserves information as of and for the year ended December 31, 2022 for the Company and Pecos. The reserve information for the Company has been prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers. Pecos’s reserve information has been prepared by Pecos’s internal reservoir engineers. An explanation of the underlying methodology applied to the Company’s reserve information, as required by SEC regulations, can be found within the Annual Report on Form 10-K as of and for the year ended December 31, 2022. The Pecos reserve information is provided and discussed in the footnotes to their financial statements for the year ended December 31, 2022, included elsewhere in this filing; and, this Pecos reserve information is reflective of the historical assumptions and development plans of Pecos at that time. The following estimated pro forma combined oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the acquisition been completed on December 31, 2022 and is not intended to be a projection of future results. Future results may vary significantly from the results presented. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of oil and natural gas ultimately recovered.

Exhibit 99.3
Oil and Natural Gas Reserves

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserves information as of December 31, 2022, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2022:

	Oil (MBbls)
			REPX
	Historical	Historical	Pro Forma
	REPX	Pecos	Combined

December 31, 2021	47,021	15,906	62,927
Extensions and discoveries	9,949	350	10,299
Divestiture of reserves	—	(660)	(660)
Revisions	(4,871)	(5,899)	(10,770)
Production	(3,217)	(939)	(4,156)
December 31, 2022	48,882	8,758	57,640

Proved Developed Reserves, Included Above
December 31, 2021	27,096	6,135	33,231
December 31, 2022	29,632	7,491	37,123

Proved Undeveloped Reserves, Included Above
December 31, 2021	19,925	9,771	29,696
December 31, 2022	19,250	1,267	20,517

	Natural Gas (MMcf)
			REPX
	Historical	Historical	Pro Forma
	REPX	Pecos	Combined

December 31, 2021	77,486	26,090	103,576
Extensions and discoveries	13,178	486	13,664
Divestiture of reserves	—	(1,285)	(1,285)
Revisions	(1,417)	(6,097)	(7,514)
Production	(3,229)	(2,443)	(5,672)
December 31, 2022	86,018	16,751	102,769

Proved Developed Reserves, Included Above
December 31, 2021	47,974	13,255	61,229
December 31, 2022	59,314	15,021	74,335

Proved Undeveloped Reserves, Included Above
December 31, 2021	29,512	12,835	42,347
December 31, 2022	26,704	1,730	28,434

Exhibit 99.3

	NGLs (MBbls)
			REPX
	Historical	Historical	Pro Forma
	REPX	Pecos	Combined

December 31, 2021	13,471	5,460	18,931
Extensions and discoveries	2,651	99	2,750
Divestiture of reserves	—	(269)	(269)
Revisions	(1,224)	(1,425)	(2,649)
Production	(444)	(498)	(942)
December 31, 2022	14,454	3,367	17,821

Proved Developed Reserves, Included Above
December 31, 2021	7,949	2,769	10,718
December 31, 2022	9,604	3,019	12,623

Proved Undeveloped Reserves, Included Above
December 31, 2021	5,522	2,691	8,213
December 31, 2022	4,850	348	5,198

	Total Reserves Equivalent (MBoe)
			REPX
	Historical	Historical	Pro Forma
	REPX	Pecos	Combined

December 31, 2021	73,407	25,715	99,122
Extensions and discoveries	14,796	530	15,326
Divestiture of reserves	—	(1,143)	(1,143)
Revisions	(6,331)	(8,340)	(14,671)
Production	(4,199)	(1,844)	(6,043)
December 31, 2022	77,673	14,918	92,591

Proved Developed Reserves, Included Above
December 31, 2021	43,041	11,114	54,155
December 31, 2022	49,122	13,014	62,136

Proved Undeveloped Reserves, Included Above
December 31, 2021	30,366	14,601	44,967
December 31, 2022	28,551	1,904	30,455

Exhibit 99.3
Standardized Measure of Discounted Future Net Cash Flows

The following table presents the pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2022:

	As of December 31, 2022
	Historical REPX	Historical Pecos	Pro Forma Adjustments(1)	REPX Pro Forma Combined
	(In thousands)
Future crude oil, natural gas and NGLs sales	$5,135,650	$986,723	$—	$6,122,373
Future production costs	(1,559,266)	(269,098)	—	(1,828,364)
Future development costs	(341,481)	(36,614)	—	(378,095)
Future income tax expense	(658,340)	—	(100,271)	(758,611)
Future net cash flows	2,576,563	681,011	(100,271)	3,157,303
10% annual discount	(1,468,187)	(298,015)	43,210	(1,722,992)
Standardized measure of discounted future net cash flows	$1,108,376	$382,996	$(57,061)	$1,434,311
_____________________
(1)Pro forma adjustments represent effects of income tax on the undiscounted and discounted future net cash flows associated with the NM Asset Acquisition. Corporate income taxes were not allocated to the NM Asset Acquisition on a historical basis.

Sources of Change in Discounted Future Net Cash Flows

The principal changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2022 are as follows:

	For the Year Ended December 31, 2022
	Historical REPX	Historical Pecos	Pro Forma Adjustments(1)	REPX Pro Forma Combined
	(In thousands)
Balance, beginning of period	$703,469	$352,093	$—	$1,055,562
Sales of oil, natural gas and NGLs, net	(267,612)	(83,213)	—	(350,825)
Net change in prices and production costs	406,803	107,237	—	514,040
Net change in future development costs	(40,226)	9,683	—	(30,543)
Extension, discoveries and other additions	321,009	12,743	—	333,752
Divestiture of reserves	—	(5,281)	—	(5,281)
Revisions of previous quantities	(83,188)	(72,549)	—	(155,737)
Previously estimated development costs incurred	8,775	26,373	—	35,148
Net change in income taxes	(117,098)	—	(57,061)	(174,159)
Accretion of discount	87,914	35,209	—	123,123
Other	88,530	701	—	89,231
Balance, end of period	$1,108,376	$382,996	$(57,061)	$1,434,311
_____________________
(1)Pro forma adjustments represent effects of income tax on the undiscounted and discounted future net cash flows associated with the NM Asset Acquisition. Corporate income taxes were not allocated to the NM Asset Acquisition on a historical basis.